Exhibit 5.1

VICTOR D. SCHWARZ
A PROFESSIONAL CORPORATION
4764 South 900 East
	SUITE 3(A)	TELEPHONE: (801) 270-0930
Attorney at Law	SALT LAKE CITY, UTAH 84117	TELECOPY: (801) 685-0949

July 18, 2007

Aftermarket Enterprises, Inc.
Board of Directors
4339 Sante Fe Road, # 48-D
San Luis Obispo, California 93401

Re:	Aftermarket Enterprises, Inc.
Registration Statement on Form SB-2

Gentlemen:

We have been retained by Aftermarket Enterprises, Inc. (the "Company") in connection with the registration statement (the "Registration Statement") on Form SB-2, and any amendments thereto, to be filed by the Company with the Securities and Exchange Commission relating to the securities of the Company. You have requested that we render our opinion as to whether or not the securities proposed to be sold on the terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

In connection with this request, we have examined the following:

1. Articles of Incorporation of the Company;
2. Bylaws of the Company;
3. Unanimous consent resolutions of the Company's board of directors;
4. Registration Statement.

We have examined such other corporate records and documents and have made such other examinations as we have deemed relevant.

Based on the above examination, we are of the opinion that the securities of the Company to be sold pursuant to the Registration Statement, when sold and issued, will be validly authorized and issued, fully paid, and nonassessable under corporate laws, including all statutory provisions, of the state of Nevada, all applicable provisions of the Nevada Constitution and reported judicial decision interpreting those laws.

This opinion is limited in scope to the shares being sold pursuant to the Registration Statement and does not cover subsequent issuance of shares to be made in the future.

Further, we consent to our name, Victor D. Schwarz, PC, being included in the Registration Statement and in subsequent amendment to such Registration Statement, as having rendered the foregoing opinion. We further consent to this opinion being included as an exhibit to the registration statement and its subsequent amendments.

        Sincerely,
        Victor D. Schwarz, PC

        /s/ Victor D. Schwarz